Exhibit 10.41




                               SECURITY AGREEMENT

                               DATED JUNE 13, 2002

                                      FROM

                               INTERCALLNET, INC.

                                       AND

                        INTER-CALL-NET TELESERVICES, INC.

                                   AS GRANTOR

                                       TO

                     STANFORD VENTURE CAPITAL HOLDINGS, INC.

                                    AS LENDER



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
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                                           T A B L E O F C O N T E N T S
   Section 1.  Grant of Security..................................................................................1
   Section 2.  Security for Obligations...........................................................................3
   Section 3.  Grantor Remains Liable.............................................................................3
   Section 4.  Representations and Warranties.....................................................................3
   Section 5.  Further Assurances.................................................................................4
   Section 6.  As to Equipment and Inventory......................................................................5
   Section 7.  Insurance..........................................................................................5
   Section 8.  Place of Perfection; Records; Collection of Receivables and Intangibles............................6
   Section 9.  Transfers and Other Liens..........................................................................7
   Section 10.  Collateral Agent Appointed Attorney-in-Fact.......................................................7
   Section 11.  Lender May Perform................................................................................7
   Section 12.  Lender's Duties...................................................................................8
   Section 13.  Remedies..........................................................................................8
   Section 14.  Indemnity and Expenses............................................................................9
   Section 15.  Amendments; Waivers, Etc..........................................................................9
   Section 16.  Notices, Etc......................................................................................9
   Section 17.  Continuing Security Interest; Assignments Under the Loan Agreement...............................10
   Section 18.  Release; Termination.............................................................................10
   Section 19.  Security Interest Absolute.......................................................................11
   Section 20.  Execution in Counterparts........................................................................12
   Section 21.  Governing Law....................................................................................12
   Section 22.  Reinstatement....................................................................................12
   Section 23.  Severability.....................................................................................12

   SCHEDULE I:
   LOCATIONS OF EQUIPMENT AND INVENTORY .........................................................................15

   SCHEDULE II:
   Chief Executive Office and Federal Tax Identification Number..................................................16

   SCHEDULE 4(b)

   Liens

                               SECURITY AGREEMENT

         SECURITY AGREEMENT (this "Agreement") dated as of June 13, 2002 made by INTERCALLNET, INC., a corporation organized under the laws of Florida, and INTER-CALL-NET TELESERVICES, INC., a company organized under the laws of Florida (collectively, "GRANTOR") to STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation ("LENDER").

                             PRELIMINARY STATEMENTS

         (1) Grantor has entered into a Loan Agreement dated as of June 13, 2002 (said agreement, as it may hereafter be amended, amended and restated, supplemented or otherwise modified from time to time, being the "LOAN Agreement") with Lender (as defined therein).

         (2) Pursuant to the Loan Agreement, Grantor is entering into this Agreement in order to grant to Lender a security interest in all of Grantor's personal property and fixtures now owned or hereafter acquired.

         (3) It is a condition precedent to the making of Disbursements and/or Advances by Lender under the Loan Agreement from time to time that Grantor shall have granted the assignment and security interest contemplated by this Agreement.

         (4) Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

         (5) Terms defined in the Loan Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Loan Agreement. Further, unless otherwise defined in this Agreement or in the Loan Agreement, terms defined in Article 8 or 9 of the Florida Uniform Commercial Code in effect in the State of Florida ("FL. UNIFORM COMMERCIAL CODE") are used in this Agreement as such terms are defined in such Article 8 or 9.

         NOW, THEREFORE, in consideration of the premises and in order to induce Lender to make Disbursements and/or Advances under the Loan Agreement, Grantor hereby agrees with Lender as follows:

         Section 1. Grant of Security. As security for the prompt and complete payment and performance of the Obligations under the Loan Agreement, Grantor hereby assigns and pledges to Lender, and hereby grants to Lender a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "COLLATERAL"):

                  (a) all equipment in all of its forms, all furniture, and all fixtures, and all parts thereof and all accessions thereto and substitutions and replacements therefor (any and all such equipment, furniture, fixtures, parts, accessions, substitutions and replacements being the "EQUIPMENT");

                  (b) all inventory in all of its forms, (including, without limitation, (i) all raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production, preparation or shipping thereof; (ii) goods in which Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which Grantor has an interest or right as consignee); (iii) goods intended for sale or lease by Grantor or for display or demonstration, and
(iv) goods that are returned to or repossessed or stopped in transit by Grantor), and all accessions thereto and products thereof and substitutions, replacements and documents therefor (any and all such inventory, accessions, products, substitutions and replacements, and documents being the "INVENTORY");

                  (c) all Accounts (or other rights to payment of a monetary obligation), Chattel Paper, Instruments, Deposit Accounts, Letter-of-Credit-Rights (as each of the foregoing terms are defined in the Fl. Uniform Commercial Code), contract rights and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all Supporting Obligations (as such term is defined in the Fl. Uniform Commercial Code), security agreements, leases and other contracts securing or otherwise relating to any such Accounts (or other rights to payment), Chattel Paper, Instruments, Deposit Accounts, Letter-of-Credit-Rights, contract rights or other obligations of any kind (any and all such Accounts (or other rights to payment), Chattel Paper, Instruments, Deposit Accounts, Letter-of-Credit-Rights, contract rights and other obligations of any kind, to the extent not referred to in clause (d) or (e) below, being the "RECEIVABLES", and any and all such security agreements, leases and other contracts being the "RELATED CONTRACTS");

                  (d) all General Intangibles (as such term is defined in the Fl. Uniform Commercial Code) of any kind in all its forms, including, without limitation, all chases in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, all rights to indemnification and all other intangible property of every kind and nature (other than the Receivables, the Related Contracts and Account Collateral) (all of the preceding items of this clause (d) being collectively referred to as the "INTANGIBLES").

                  (e) the following (collectively, the "ACCOUNT COLLATERAL"):

                           (i) all other Deposit Accounts of Grantor from time to time, all funds held therein and all certificates and Instruments, if any, from time to time representing or evidencing such Deposit Accounts;

                           (ii) all notes, certificates of deposit, Deposit Accounts, checks and other Instruments from time to time delivered to or otherwise possessed by Lender or bailee of Lender for or on behalf of Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

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                           (iii)    all interest, dividends, cash, Instruments
                                    and other property from time to time
                                    received, receivable or otherwise
                                    distributed in respect of or in exchange for any or all of the then existing Account Collateral.

                  (f) all proceeds of any and all of the Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (e) of this Section 1 and this clause (f)) and, to the extent not otherwise included, all (i) payments under insurance (whether or not Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

         Section 2. Security for Obligations. This Agreement secures the payment of all Obligations of Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "SECURED OBLIGATIONS"). Without limiting the generality of the foregoing, this Agreement secures, the payment of all amounts that constitute part of the Secured Obligations and would be owed by Grantor to Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Lender.

         Section 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Lender of any of the rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) Lender shall have not any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall Lender be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         Section 4. Representations and Warranties. Grantor represents and warrants as follows:

                  (a) All of the Equipment and Inventory of Grantor is located at the places specified therefor in Schedule I hereto, as such Schedule I may be amended from time to time pursuant to Section 6(a). The chief executive office of and all originals of all Chattel Paper that evidence Receivables or Intangibles of Grantor, are located at the address specified therefor in
Schedule II hereto, as such Schedule II may be amended from time to time pursuant to Section 8(a). Grantor's federal tax identification number is set forth opposite Grantor's name in Schedule II hereto. All originals of all Chattel Paper that evidence Receivables or Intangibles have been delivered to Lender. None of the Receivables, Intangibles, or the other Collateral is evidenced by a promissory note or other instrument that has not been delivered to Lender.

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                  (b) Except as set forth in Schedule 4(b) attached hereto,
Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, and Liens permitted under the Loan Agreement. Except as set forth in Schedule 4(b) attached hereto, no effective financing statement, security agreement, continuation statement or other instrument similar in effect covering all or any part of Collateral or listing Grantor or any trade name of Grantor as debtor is on file in any recording office, except such as may have been filed in favor of Lender relating to the Loan Documents or as otherwise permitted under the Loan Agreement.

                  (c) Grantor has exclusive possession and control of the Equipment and Inventory.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the grant by Grantor of the assignment, pledge and security interest granted hereunder or for the execution, delivery or performance of this Agreement by Grantor, or (ii) the perfection or maintenance of the assignment, pledge and security interest created hereunder (including the first priority nature of such assignment, pledge or security interest), except for filing of financing, termination and continuation statements under the Fl. Uniform Commercial Code, which financing statements shall be duly filed upon the execution of this Agreement.

                  (e) As a result of the filing of appropriate financing statement, this Agreement is effective to create a valid and continuing Lien on and perfected security interest in favor of Grantor in the Collateral with respect to which a security interest may be perfected by filing pursuant to the Fl. Uniform Commercial Code, which lien and security interest is prior to all other Liens (except as set forth in Schedule 4(b)), and is enforceable as such as against creditors of and purchasers from Grantor. All action (including, without limitation, all filings, registrations and recordings) necessary or desirable to create, protect and perfect the security interest granted to Lender hereby in respect of each item of Collateral has been duly accomplished.

         Section 5. Further Assurances.
                    ------------------

                  (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted by Grantor hereunder or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to Lender. Without limiting the generality of the foregoing, Grantor will promptly with respect to the Collateral: (i) if any such Collateral shall be evidenced by a promissory note or other Instrument or Chattel Paper, letter of credit, deliver and pledge to Lender hereunder such note or instrument or Chattel Paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Lender; (ii) take all actions as may be necessary in order to perfect and preserve the security interest granted or purported to be granted by the Grantor in the Letter-of Credit-Rights, including, without limitation, (x) the delivery and pledge to Lender hereunder of any letter of credit accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Lender, and (y) obtaining the consent of an Issuer or Nominated Person (as such terms are defined in the Fl. Uniform Commercial Code) to such transfer or assignment of any letter of credit; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; and (iv) deliver to Lender evidence that all other action that Lender may deem reasonably necessary or desirable in order to perfect and protect the security interest created by Grantor under this Agreement has been taken.

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                  (b) Grantor hereby authorizes Lender to file one or more
financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                  (c) Grantor will furnish to Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with Collateral as Lender may reasonably request, all in reasonable detail.

         Section 6. As to Equipment and Inventory.
                    -----------------------------

                  (a) Grantor will keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Section 4(a) or, upon 30 days' prior written notice to Lender, at such other places in a jurisdiction where all action required by Section 5 shall have been taken with respect to such Equipment and Inventory (and, upon the taking of such action in such jurisdiction, Schedule I hereto shall be automatically amended to include such other places).

                  (b) Grantor will cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any loss or damage to any Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Grantor will promptly furnish to Lender a statement respecting any loss or damage exceeding $10,000 to any of the Equipment or Inventory.

                  (c) Grantor will pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory. In producing its Inventory, Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

         Section 7. Insurance.
                    ---------

                  (a) Grantor will, at its own expense, maintain or procure that there is maintained, insurance with respect to the Collateral as required pursuant to Section 6.17 of the Loan Agreement. Grantor will, if so requested by Lender, deliver to Lender original or duplicate policies of such insurance and, as often as Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, Grantor will, at the request of Lender, duly execute and deliver instruments of assignment of such insurance policies described in Section 6.17 of the Loan Agreement and cause the insurers to acknowledge notice of such assignment.

                  (b) Reimbursement under any liability insurance maintained by Grantor pursuant to this Section 7 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to the Collateral when subsection (c) of this Section 7 is not applicable, Grantor will make or cause to be made the necessary repairs to or replacements of such Collateral, and any proceeds of insurance properly received by or released to Grantor shall be used by Grantor, except as otherwise required hereunder or by the Loan Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

                  (c) So long as no Enforcement Event shall have occurred and be continuing, all insurance payments received by Lender in connection with any loss, damage or destruction of any Collateral, will be released by Lender to Grantor for the repair, replacement or restoration thereof, subject to such terms and conditions with respect to the release thereof as Lender may reasonably require. To the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or
(ii) such insurance payments are not otherwise required by Grantor to complete any such repair, replacement or restoration required hereunder, Lender will not be required to release the amount thereof to Grantor and may hold or continue to hold such amount as additional security for the Secured Obligations. Upon the occurrence and during the continuance of any Enforcement Event or the actual or constructive total loss (in excess of $10,000 per occurrence) of any Collateral, all insurance payments in respect of such Collateral shall be paid to Lender and shall, in Lender's sole discretion, (i) be released to Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional Collateral hereunder or applied as specified in Section 13(b).

         Section 8. Place of Perfection; Records; Collection of Receivables and Intangibles.

                  (a) Grantor will keep its chief executive office at the location specified in Section 4(a) or, upon 30 days' prior written notice to Lender, at such other location in a jurisdiction where all actions required by
Section 5 shall have been taken with respect to the Collateral (and, upon the taking of such action in such jurisdiction, Schedule II hereto shall be automatically amended to include such other location). Grantor will hold and preserve its records relating to the Collateral and will permit representatives of Lender upon prior notice to Grantor during normal business hours to inspect and make abstracts from such records and other documents.

                  (b) Except as otherwise provided in this subsection (b), Grantor will continue to collect, at its own expense, all amounts due or to become due Grantor under the Receivables, the Related Contracts and the Intangibles. In connection with such collections, Grantor may take (and, at Lender's direction, will take) such action as Grantor or Lender may deem necessary or advisable to enforce collection of the Receivables, the Related Contracts; and the Intangibles; provided, however, that Lender shall have the right at any time, upon the occurrence of any Enforcement Event and written notice to Grantor of its intention to do so, to notify the obligors under any Receivables, Related Contracts, or Intangibles of the assignment of such Receivables, Related Contracts, or Intangibles to Lender and to direct such obligors to make payment of all amounts due or to become due to Grantor thereunder directly to Lender and, upon such notification and at the expense of

Grantor, to enforce collection of any such Receivables, Related Contracts, or Intangibles and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Lender referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including Instruments) received by Grantor in respect of the Receivables, the Related Contracts and the Intangibles shall be received in trust for the benefit of Lender hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) if any Enforcement Event shall have occurred and be continuing, applied as provided in Section 13(b) and (ii) Grantor will not adjust, settle or compromise the amount or payment of any Receivable, Related Contracts, or Intangibles, release wholly or partly any obligors thereof, or allow any credit or discount thereon. Grantor will not permit or consent to the subordination of its right to payment under any of the Receivables, Related Contracts or Intangibles to any other indebtedness or obligations of the obligors thereof.

         Section 9. Transfers and Other Liens. Grantor agrees that it will not
(i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, permitted under the terms of this Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of Grantor except for (a) the pledge, assignment, security interest created under this Agreement, (b) those Liens listed in
Schedule 4(b), and (c) Liens permitted under the Loan Agreement.

         Section 10. Collateral Agent Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Lender Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Lender's discretion, to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to obtain and adjust insurance required to be paid to Lender pursuant to Section 7;

                  (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) to receive, indorse and collect any drafts or other Instruments, documents and Chattel Paper, in connection with clause (a) or (b) above; and

                  (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral.

         Section 11. Lender May Perform. If Grantor fails to perform any agreement contained herein, Lender may, as Lender deems necessary to protect the security interest granted hereunder in the Collateral or to protect the value thereof, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of Lender incurred in connection therewith shall be payable pursuant to Section 14(b).

         Section 12. Lender's Duties. The powers conferred on Lender hereunder are solely to protect Lender's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody and reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Lender shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property of a similar nature.

         Section 13. Remedies. If any Enforcement Event shall have occurred and be continuing:

                  (a) Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Fl. Uniform Commercial Code (whether or not the Fl. Uniform Commercial Code applies to the affected Collateral) and also may: (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place and time to be designated by Lender that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable; (iii) occupy any premises owned or leased by Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of Grantor under or in connection with the Receivables, the Related Contracts, the Intangibles, or otherwise in respect of the Collateral, including, without limitation, any and all rights of Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Receivables, the Related Contracts and the Intangibles. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Any cash held by or on behalf of Lender and all cash proceeds received by or on behalf of Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Lender, be held by Lender as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to Lender pursuant to Section 14) in whole or in part by Lender against, all or any part of the Secured Obligations. Any surplus of such cash or cash proceeds held by or on the behalf of Lender and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus.

                  (c) All payments received by Grantor under or in connection with any or otherwise in respect of the Collateral shall be received in trust for the benefit of Lender, shall be segregated from other funds of Grantor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement).

                  (d) Lender may, without notice to Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held in any Deposit Account.

         Section 14. Indemnity and Expenses.
                     ----------------------

                  (a) Grantor agrees to indemnify, defend and save and hold harmless Lender and its Affiliates and officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct.

                  (b) Grantor will upon demand pay to Lender the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that Lender may incur in connection with (i) the administration of this Agreement; (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of Grantor; (iii) the exercise or enforcement of any of the rights of Lender hereunder; or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

         Section 15. Amendments; Waivers, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Lender to exercise, and no delay in exercising any right hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

         Section 16. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopier or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to Grantor or Lender, addressed to it at its address specified in the Loan Agreement; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, telecopied or confirmed by telex answerback, respectively, addressed as aforesaid; except that notices and other communications to Lender shall not be effective until received by Lender. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or Schedules hereto shall be effective as delivery of an original executed counterpart thereof.

         Section 17. Continuing Security Interest; Assignments Under the Loan Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, or (ii) the Maturity Date, (b) be binding upon Grantor, its successors and assigns and (c) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement (including, without limitation, all or any portion of its Commitments, the Disbursements and/or Advances owing to it and the Note, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lender herein or otherwise, in each case as provided in Section 11.1 of the Loan Agreement.

         Section 18. Release; Termination.
                     --------------------

         (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), Lender will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Enforcement Event shall have occurred and be continuing, (ii) Grantor shall have delivered to Lender, at least 10 business days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including, without limitation, the price thereof and any expenses in connection therewith, together with a form of release for execution by Lender and a certificate of Grantor to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as Lender may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied, or any payment to be made in connection therewith, in accordance with Article II of the Loan Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, Lender when and as required under Article II of the Loan Agreement.

         (b) Upon any sale or transfer of Collateral permitted by the terms of the Loan Agreement and the transfer and sale of Inventory in the ordinary course of business, the security interest created hereunder in such Collateral (but not the proceeds thereof) shall be released and the Lender will, at the Grantor's sole expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such release.

         (c) Upon the latest of (i) the payment in full in cash of the Secured Obligations, or (ii) the Maturity Date, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination, Lender will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

         Section 19. Security Interest Absolute. The obligations of Grantor under this Agreement are independent of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against Grantor to enforce this Agreement. All rights of Lender and the pledge, assignment and security interest hereunder, and all obligations of Grantor hereunder, shall be irrevocable, absolute and unconditional irrespective of, and Grantor hereby irrevocably waives (to the maximum extent permitted by applicable law) any defenses it may now have or may hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other Obligations of Grantor under or in respect of the Loan Documents or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to Grantor or any of its Affiliates or otherwise;

                  (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

                  (d) any manner of application of any Collateral or any other collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of Grantor under or in respect of the Loan Documents or any other assets of Grantor or any of its Affiliates;

                  (e) any change, restructuring or termination of the corporate structure or existence of Grantor or any of its Affiliates;

                  (f) any failure of Lender to disclose to Grantor any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of Grantor now or hereafter known to Lender (Grantor waiving any duty on the part of Lender to disclose such information);

                  (g) the failure of any other Person to execute this Agreement or any other Security Document, guaranty or agreement or the release or reduction of liability of Grantor or other grantor or surety with respect to the Secured Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by Lender that might otherwise constitute a defense available to, or a discharge of, Grantor or a third party grantor of a security interest.

         This Agreement shall continue to be effective or be reinstated to the maximum extent permitted by law, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Lender or by any other Person upon the insolvency, bankruptcy or reorganization of Grantor or otherwise, all as though such payment had not been made.

         Section 20. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

         Section 21. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to conflict or choice of law principles.

         Section 22. Reinstatement. To the maximum extent permitted by law, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         Section 23. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be invalid to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                INTERCALLNET, INC.

                                By:     /s/ Scott Gershon
                                        -----------------
                                        Name: Scott Gershon
                                        Title: Chief Executive Officer

                                INTER-CALL-NET TELESERVICES, INC.

                                By:     /s/ Scott Gershon
                                        -----------------
                                        Name: Scott Gershon
                                        Title: Chief Executive Officer


Address for Notices:

-------------------
-------------------
-------------------

                                   SCHEDULE I
                      LOCATIONS OF EQUIPMENT AND INVENTORY

In accordance with Section 4 of this Security Agreement, Representations and Warranties, subparagraph (a) all of the Equipment and Inventory of Grantor is located at:


                6340 NW 5th Way, Fort Lauderdale, Florida, 33309

                                   SCHEDULE II

          CHIEF EXECUTIVE OFFICE AND FEDERAL TAX IDENTIFICATION NUMBER

In accordance with Section 4 of this Security Agreement, Representations and Warranties, subparagraph (a) the chief executive office of and all originals of all Chattel Paper that evidence Receivables or Intangibles of Grantor are located at :


                6340 NW 5th Way, Fort Lauderdale, Florida, 33309



In further accordance with Section 4 of this Security Agreement, Representations and Warranties, subparagraph (a) Grantor's federal tax identification numbers are set forth opposite Grantor's name as follows:


                Intercallnet, Inc.                   88-0426807


                Intercallnet Teleservices, Inc.      65-0937050

                                  SCHEDULE 4(B)

In accordance with Section 4 of this Security Agreement, Representations and Warranties, subparagraph (b) Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement, and Liens permitted under the Loan Agreement, except as set forth below:



Document No.            Secured Parties                      Date Filed                Security Interest
----------------------- ------------------------------------ ------------------------- ---------------------------------
200200545858            Aya Partners, Ltd.                   March 7, 2002             Davox Dialer
200200545866            Gershon, Ted                         March 7, 2002             NEC~BNS Equipment
200190110048            Sunrise Leasing Corp                 October 12, 2001          Cisco Systems Equipment
200100023485            Sunrise Leasing Corp                 February 1, 2001          Cisco Systems Equipment
200000232777            Sunrise Leasing Corp                 October 11, 2000          Cisco Systems Equipment
200000223186            Sunrise Leasing Corp                 September 28, 2000        Cisco Systems Equipment
200000187610            Hewlett-Packard Company              August 15, 2000           Computer Equipment
200000166174            Sunrise Leasing Corp                 July 19, 2000             Cisco Systems Equipment
200000151961            NEC America, Inc.                    June 30, 2000             Telephone System
